UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2015

ALICO, INC.

(Exact name of Registrant as specified in its Charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court Fort Myers, Florida 33913
(Address of principal executive offices)

Registrant’s Telephone Number: (239) 226-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Alico, Inc. (the “Company”) has announced that the Board of Directors has authorized a repurchase program of up to 50,000 additional shares of its outstanding common stock, $1.00 par value per share. The authorization is effective September 17, 2015 and will expire on December 31, 2016. The Company has also adopted a Rule 10b5-1 share repurchase plan under the Securities Exchange Act of 1934 (the “Plan”) in connection with its share repurchase authorization. The Plan allows the Company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Because repurchases under the Plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan or that there will be any repurchases pursuant to the Plan. Subject to applicable regulations, the Company may elect to amend or cancel the Plan at its discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alico, Inc.

Date: September 18, 2015	By:	/s/ John E. Kiernan
		Name:	John E. Kiernan
		Title:	Senior Vice President and
Chief Financial Officer